United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2020

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425 Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-222-6966
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HUSA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 11, 2020, James Schoonover advised Houston American Energy Corp. (the “Company”) that he would be stepping down as President and Chief Executive Officer of the Company, effective December 1, 2020. Mr. Schoonover joined the Company’s Board in April 2018 and assumed the roles of Interim President and Chief Executive Officer in June 2018. Mr. Schoonover will continue to serve as a director of the Company.

The Company’s board of directors has selected John Terwilliger to serve as President and Chief Executive Officer of the Company, and as a director of the Company, effective upon Mr. Schoonover’s resignation on December 1, 2020.

Mr. Terwilliger, age 73, is the Company’s founder, served as President, Chief Executive Officer and Chairman of the Company from its founding in 2001 until 2015 and has continued to provide oil and gas prospect and operations services to the Company on an as needed basis since 2015. Mr. Terwilliger has more than 40 years’ experience in oil and gas management and operations.

Mr. Terwilliger will receive an initial annual salary of $120,000, will receive periodic stock option grants and other benefits generally available to officers of the Company.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

3.1	Press release, dated November 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: November 12, 2020

	By:	/s/ James Schoonover
	Name:	James Schoonover
	Title:	Chief Executive Officer